       1                                               Exhibit 12
                                                       Form 10-Q
                                                       For the Nine
                                                       Months Ended
                                                       September 30, 1994



                                   AT&T Corp.
               Computation of Ratio of Earnings to Fixed Charges

                             (Dollars in Millions)
                                  (Unaudited)


                                                          For the Nine
                                                          Months Ended
                                                       September 30, 1994

Earnings Before Income Taxes and Cumulative
  Effects of Accounting Changes........................     $5,403

Less Interest Capitalized during
  the Period...........................................         31

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................         79

Add Fixed Charges......................................      1,412

Total Earnings.........................................     $6,705



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $1,139

Interest Portion of Rental Expense.....................        273

    Total Fixed Charges................................     $1,412

Ratio of Earnings to Fixed Charges.....................        4.7